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                                   EXHIBIT XI
                            U.S.B. HOLDING CO., INC.
                       COMPUTATION OF EARNINGS PER SHARE

             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997

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                                                                  THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                  SEPTEMBER 30, 1997            SEPTEMBER 30, 1997
                                                               ------------------------      ------------------------
                                                              (000'S, EXCEPT SHARE DATA)    (000'S, EXCEPT SHARE DATA)
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Weighted average number of common shares outstanding.........           6,203,586                    6,196,420

Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds from
  exercise of such options...................................             574,182                      506,281
                                                                       ----------                   ----------

Weighted average common and common equivalent shares.........           6,777,768                    6,702,701
                                                                       ----------                   ----------
                                                                       ----------                   ----------

Net income...................................................        $      2,692                   $    7,524

Less: Preferred stock dividend requirements..................             --                                34
                                                                       ----------                   ----------

Net income available to common shareholders..................        $      2,692                   $    7,490
                                                                       ----------                   ----------
                                                                       ----------                   ----------

Net income per common and common equivalent share............        $       0.40                   $     1.12
                                                                       ----------                   ----------
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